Third Quarter 2016 Earnings Presentation November 1, 2016 TM Exhibit 99.1

Forward-Looking Statements 2 This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. These statements may include statements regarding our recent acquisition of the U.S. chlor alkali and downstream derivatives businesses (the “Acquired Business”), the expected benefits and synergies of the transaction, and future opportunities for the combined company following the transaction. The statements contained in this communication that are not statements of historical fact may include forward- looking statements that involve a number of risks and uncertainties. We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “project,” “estimate,” “forecast,” “optimistic,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: factors relating to the possibility that Olin may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all; the integration of the acquired chlorine products businesses being more difficult, time- consuming or costly than expected; the effect of any changes resulting from the transaction in customer, supplier and other business relationships; general market perception of the transaction; exposure to lawsuits and contingencies associated with the acquired chlorine products business; the ability to attract and retain key personnel; prevailing market conditions; changes in economic and financial conditions of our chlorine products business; uncertainties and matters beyond the control of management; and the other risks detailed in Olin’s Form 10-K for the fiscal year ended December 31, 2015 and Olin’s Form 10-Q for the quarter ended June 30, 2016. The forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to Olin or that Olin considers immaterial could affect the accuracy of our forward-looking statements. The reader is cautioned not to rely unduly on these forward-looking statements. Olin undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. In addition to U.S. GAAP financial measures, this presentation includes certain non-GAAP financial measures including Adjusted EBITDA. These non-GAAP measures are in addition to, not a substitute for or superior to, measures for financial performance prepared in accordance with U.S. GAAP. Definitions of these measures and reconciliation of GAAP to non-GAAP measures are provided in the appendix to this presentation.

Performance Highlights 3 3 Achieved Adjusted EBITDA of $222 million in the third quarter1 Forecasting fourth quarter 2016 Adjusted EBITDA range of $190 million to $220 million2 Expect full-year cost synergy realization of approximately $60 million Full year 2016 Adjusted EBITDA guidance range of $810 million to $840 million 1: Third quarter net income is $17.5 million 2: Olin anticipates fourth quarter net income (loss) in the range of ($10) million to $10 million, or ($0.05) to $0.05 per diluted share

2Q $180 $915 - $985 4 Full Year 2016 Adjusted EBITDA Original Forecast Current Forecast $810 - $840 4Q $190 – $220 1Q $215 ($ in millions) 3Q $222 - Lower caustic soda pricing ~$60 - Lower EDC pricing ~$40 - Weaker chlorinated organics volumes ~$40 1: Olin’s definition of “Adjusted EBITDA” (earnings before interest, taxes, depreciation and amortization) is net (loss) income plus an add-back for depreciation and amortization, interest expense (income), income tax expense (benefit), other expense (income), restructuring charges, acquisition-related costs, fair-value inventory purchase accounting adjustment and other certain non-recurring items 2: Olin anticipates fourth quarter net income (loss) in the range of ($10) million to $10 million, or ($0.05) to $0.05 per diluted share 1 2

3Q16 2Q16 ∆ Q/Q Sales $779.4 $733.0 6.3% Adjusted EBITDA $160.0 $134.1 19.3%  3Q16 Performance  Higher caustic pricing and volumes  Increased raw materials costs associated with natural gas and purchased ethylene  Lower maintenance outage costs  4Q16 outlook – is expected to be slightly lower as compared to 3Q16  Expected improvement in caustic soda domestic and export pricing  Expected seasonally lower volumes  Expected increase in raw materials costs associated with natural gas and purchased ethylene ($ in millions) Chlor Alkali Products and Vinyls Segment Performance 5

Multi-Year View on Caustic Soda North American chlor alkali capacity reductions No major North American chlor alkali capacity additions announced Increasing North American caustic exports European mercury cell chlor alkali production sunset by the end of 2017 Growing internal caustic soda consumption in China coupled with lower vinyls demand is limiting caustic soda exports from China 6

3Q16 2Q16 ∆ Q/Q Sales $470.1 $450.0 4.5% Adjusted EBITDA $32.9 $23.0 43.0%  3Q16 Performance  Higher volumes and increased pricing  Higher raw materials input costs associated with benzene and propylene  Lower maintenance outage costs  4Q16 outlook – is expected to be similar as compared to 3Q16  Expected higher pricing, but seasonally lower volumes  Expected lower maintenance outage costs  Expected higher raw materials costs associated with benzene and propylene ($ in millions) Epoxy Segment Performance 7

 3Q16 Performance  Higher volumes driven by seasonally stronger demand  Results sequentially stronger than Q216 and improved over 3Q15  4Q16 outlook – expect lower earnings sequentially from seasonally strong Q3 demand, but forecast the quarter to improve over Q415 results  Full year 2016 earnings are expected to exceed full year 2015 results  Expect favorable trends in NICS background checks to continue Winchester Segment Performance 8 3Q16 2Q16 ∆ Q/Q Sales $203.2 $181.0 12.3% Adjusted EBITDA $40.7 $35.7 14.0% ($ in millions)

Upside Potential through Significant Realizable Synergies $250 Logistics & Procurement Operational Efficiencies Asset Optimization Accessing New Segments & Customers Capital Investment Synergies Breakdown ($M) 2016 2017 2018 2019 Projected Annual Impact 60 100-110 180-200 250 Projected Year-End Run Rate 80 135-165 230-250 250 Projected Annual Impact 0-5 15-25 40-50 100 Projected Year-End Run Rate 5 35-50 50 100 Projected CAPEX and Investments 205 30 20 0 Projected Cash Integration & Restructuring Costs 70 35 35 20 9

$1.5 billion + FY 2016 Forecast $810 – $840 million Chlor Alkali Mid-Cycle EDC Price Recovery Continued Epoxy Improvement Synergies Adjusted EBITDA Potential: Mid-Cycle 10

2016 Cash Flow Forecast


($ in millions)
Adjusted EBITDA[1]
$825
Cash Tax Refund[2]
$25
Capital Spending and Investments[3]
($455)
Working Capital[4]
$175
One-time Items [5]
($29)
Interest [6]
($190)
Free Cash Flow
$351
Dividend[7]
($132)
Free Cash Flow After Dividend
$219

1: Mid-point of Olin's estimated Adjusted EBITDA range of $810 to $840 million for full year 2016
2: Estimated using the mid-point of the cash tax rate of 25% to 30% and the benefits from the 2015 NOL carryforward and tax refunds
3: Represents the mid-point of management's annual capital spending estimate range of $270 to $290 million which includes $30 million of synergy capital and $175 million of investments for additional low cost electricity. The investments improve the manufacturing flexibility at the Freeport, TX and Plaquemine, LA facilities, reduce overall electricity costs and accelerate the realization of cost synergies available from the Acquired Business
4: Net working capital reduction includes a program to accelerate the collection of receivables
5: One-time items include integration expenses and cash restructuring charges of $80 million, partially offset by insurance recovery ($11 million) and railcar sale/leaseback ($40 million)
6: Calculated based on Olin's capital structure, mandatory debt repayments and assuming current interest rates
7: Calculated based on 165 million shares outstanding and an annual dividend rate of $0.80 per share

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Appendix 12

Non-GAAP Financial Measures – Adjusted EBITDA (a)

Olin's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net income (loss) plus an add-back for depreciation and amortization, interest expense (income), income tax expense (benefit), other expense (income), restructuring charges, acquisition-related costs and certain other non-recurring items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors as a supplemental financial measure to assess the financial performance of our assets without regard to financing methods, capital structures, taxes, or historical cost basis. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP and Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. Reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are omitted from this release because Olin is unable to provide such reconciliations without the use of unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including interest expense (income), income tax expense (benefit), other expense (income), restructuring charges, and acquisition-related costs. Because of our inability to calculate such adjustments, forward-looking net income guidance is also omitted from this release. We expect these adjustments to have a potentially significant impact on our future GAAP financial results.

(In millions)	Three Months Ended September 30, 2016	Three Months Ended June 30, 2016	Nine Months Ended September 30, 2016
Reconciliation of Net Income (Loss) to Adjusted EBITDA:			
Net Income (Loss)	$ 17.5	$ (1.0)	$ (21.4)
Add Back:			
Interest Expense	47.5	47.6	143.6
Interest Income	(0.5)	(0.5)	(1.3)
Income Tax Provision (Benefit)	3.8	(22.6)	(36.3)
Depreciation and Amortization	135.3	132.4	397.4
EBITDA	203.6	155.9	482.0
Add Back:			
Restructuring Charges (b)	5.2	8.2	106.2
Acquisition-related Costs (c)	13.1	16.3	39.6
Certain Non-recurring Items (d)	-	-	(11.0)
Adjusted EBITDA	$ 221.9	$ 180.4	$ 616.8

(a) Unaudited.

(b) Restructuring charges for the three months ended September 30, 2016 and June 30, 2016 and for the nine months ended September 30, 2016 were primarily associated with the closure of 433,000 tons of chlor alkali capacity across three separate Olin locations, of which $76.6 million was non-cash impairment charges for equipment and facilities for the nine months ended September 30, 2016.

(c) Acquisition-related costs for the three months ended September 30, 2016 and June 30, 2016 and for the nine months ended September 30, 2016 were associated with our acquisition of the Acquired Business.

(d) Certain non-recurring items for the nine months ended September 30, 2016 included an $11.0 million insurance recovery for property damage and business interruption related to a 2008 Henderson, NV chlor alkali facility incident.

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Non-GAAP Financial Measures – Net Income (loss) from Operations per share (a) (a) Unaudited. (b) Restructuring charges for the three months ended September 30, 2016 and June 30, 2016 and for the nine months ended September 30, 2016 were primarily associated with the closure of 433,000 tons of chlor alkali capacity across three separate Olin locations, of which $76.6 million was non-cash impairment charges for equipment and facilities for the nine months ended September 30, 2016. (c) Acquisition-related costs for the three months ended September 30, 2016 and June 30, 2016 and for the nine months ended September 30, 2016 were associated with our acquisition of the Acquired Business. (d) Certain non-recurring items for the nine months ended September 30, 2016 included an $11.0 million insurance recovery for property damage and business interruption related to a 2008 Henderson, NV chlor alkali facility incident. (e) Step-up depreciation and amortization for the three months ended September 30, 2016 and June 30, 2016 and for the nine months ended September 30, 2016 was associated with the increase to fair value of property, plant and equipment, acquired intangible assets and long-term supply contracts at the acquisition date related to the purchase accounting of the Acquired Business. (f) The effective tax rate on the pretax adjustments from net income (loss) per share to adjusted net income from operations per share is approximately 37% for the three months ended September 30, 2016 and June 30, 2016 and for the nine months ended September 30, 2016. 14 Olin's definition of adjusted net income (loss) from operations per share is net income (loss) per share plus a per dilutive share add-back for step-up depreciation and amortization recorded in conjunction with the Acquired Business, restructuring charges, acquisition-related costs, certain other non-recurring items and the tax impact of the aforementioned adjustments. Adjusted net income (loss) from operations per share is a non-GAAP financial measure excluding certain items that we do not consider part of ongoing operations. Management believes that this supplemental financial measure is meaningful to investors as a financial performance metric which is useful to investors for comparative purposes. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP and adjusted net income (loss) from operations per share presented may not be comparable to similarly titled measures of other companies. Nine Months Ended September 30, June 30, September 30, 2016 2016 2016 Reconciliation of Net Income (Loss) Per Share to Adjusted Net Income from Operations Per Share: Net Income (Loss) Per Share 0.11$ (0.01)$ (0.13)$ Add Back: Re t ucturing Charges (b) 0.03 0.05 0.64 A q is tion-related Costs (c) 0.08 0.10 0.24 Certain Non-recurring Items (d) - - (0.07) Step-Up Depreciation and Amortization (e) 0.24 0.26 0.73 Income Tax Impact (f) (0.13) (0.16) (0.58) Adjusted Net Income from Operations Per Share 0.33$ 0.24$ 0.83$ Three Months Ended

Non-GAAP Financial Measures by Segment 15 (In millions) Income (loss) before Taxes Depreciation and Amortization Adjusted EBITDA Chlor Alkali Products and Vinyls 53.7$ 106.3$ 160.0$ Epoxy 10.3 22.6 32.9 Winchester 36.0 4.7 40.7 (In millions) Income (loss) before Taxes Depreciation and Amortization Adjusted EBITDA Chlor Alkali Products and Vinyls 30.7$ 103.4$ 134.1$ Epoxy - 23.0 23.0 Winchester 31.2 4.5 35.7 Three Months Ended June 30, 2016 Three Months Ended September 30, 2016

3Q16 versus 3Q15 2Q16 Chlorine Caustic Soda EDC N/A Bleach HCI Chlorinated Organics N/A Chlor Alkali Products and Vinyls Pricing and Volume Comparisons 3Q16 versus 3Q15 2Q16 Chlorine Caustic Soda N/A EDC N/A Bleach HCI Chlorinated Organics N/A Volume Comparison Pricing Comparison 16

Product Price Change EBITDA Impact Chlorine $10/ton $10 million Caustic $10/ton $30 million EDC $.01/pound $20 million Annual EBITDA Sensitivity 17

Olin Caustic Soda Price Realization • A $10 per ton change in Olin’s caustic soda selling price changes annual Adjusted EBITDA by approximately $30 million Fundamental Principle Domestic Sales • A significant portion of domestic sales are linked to index prices • Index price changes typically occur 30 to 90 days post our price nomination • Depending on market conditions 30% to 70% of index price changes are realized • Overall price realization lags index price changes by 30 to 120 days Export Sales • Sold on a combination of negotiated sales and export index price • Changes in export index prices are typically realized on a 30 to 90 day lag • Realization of index price changes are typically 80% to 100% 18

0 5 10 15 20 25 0 25 50 75 100 EDC Pricing History 2000 – September 2016 EDC Spot Export Prices C en ts P er P ou n d Source: IHS EDC Pricing Distribution Percent of Time in Price Range • A $0.01 change in Olin’s EDC sales price changes annual Adjusted EBITDA by $20 million • Current index EDC prices are in the bottom 19% of actual prices over the past 15.75 years 19 Average = 14 cents 4% 15% 26% 31% 14% 10%

Corporate & Other 20 3Q16 2Q16 Pension Income $15.4 $12.6 Environmental Expense $(0.4) $(2.4) Other Corporate and Unallocated Costs $(28.2) $(23.9) Restructuring Charges $(5.2) $(8.2) Acquisition-related Costs $(13.1) $(16.3) ($ in millions)  Corporate and other unallocated costs are consistent with our full year 2016 expectations that levels will be higher than the full year 2015 due to the build out of our corporate capabilities since the acquisition  Corporate and other unallocated costs are higher in 3Q16 due to higher legal and litigation costs partially offset by decreased management incentive compensation costs, which includes mark-to-market adjustments on stock-based compensation  Restructuring charges are primarily related to the closure of 433,000 tons of chlor alkali capacity  Acquisition-related costs are associated with our integration of the Acquired Business

Guidance Assumptions 21 Full Year 2016 Forecast Key Elements Capital Spending $240 to $260 Maintenance level of capital spending of $225M to $275M annually Synergy Capital & Investments $205 Synergy projects include chlorine loading, bleach capacity and low cost power investments Total $445 to $465 Depreciation & Amortization $370 to $380 Fair Value Step up of D&A $160 Property, plant and equipment and intangible assets fair value step up of approximately $2.5B – final valuation not yet complete Total $530 to $540 Book Effective Tax Rate Not Meaningful Expect significant variations in the customary relationship between tax expense and pretax income due to lower levels of pretax income and favorable book/tax permanent differences Cash Tax Rate $25 Refund (Normalized 25% to 30%) 2016 cash tax refund utilizes the benefits of NOL carry forwards from 2015 and income tax refunds ($ in millions)

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